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                          Consent of Independent Accountants

       We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-00248 and 333-00640) of Physio-Control International Corporation of our reports dated January 24, 1997 and October 30, 1995, appearing on page 20 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K.

Price Waterhouse LLP
Seattle, Washington
March 28, 1997



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